UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2020

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

At the 2020 Annual Meeting of Stockholders of Idera Pharmaceuticals, Inc. (the “Company”) on May 12, 2020, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to 140,000,000 (the “Charter Amendment”). After the Annual Meeting, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware (the “Amendment Filing”). The Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference.

As a result of the stockholder approval of the Charter Amendment, the Company is no longer required to return the $6.2 million paid by the institutional investors for the option to purchase shares of the Company’s Series B2 Convertible Preferred Stock, Series B3 Convertible Preferred Stock, and Series B4 Convertible Preferred Stock and warrants to purchase Common Stock as set forth in the Securities Purchase Agreement dated December 23, 2019 filed with and reported on the Company’s Current Report on Form 8-K filed on December 23, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Financial Statements and Exhibits.
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Idera Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Bryant D. Lim
Bryant D. Lim
Senior V.P., General Counsel

Dated: May 18, 2020